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Exhibit 10.32

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

NON-EXCLUSIVE LICENSE and SUPPLY AGREEMENT
between
IMMUNICON CORPORATION
and
MOLECULAR PROBES, INC.

        THIS NON-EXCLUSIVE LICENSE and SUPPLY AGREEMENT (hereinafter "Agreement"), dated and effective as of the Effective Date (as hereinafter defined), by and between Immunicon Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having an office at 3401 Masons Mill, Suite 100, Huntingdon Valley, Pennsylvania 19006, and its Affiliates (hereinafter collectively, "Immunicon"), and Molecular Probes, Inc., a corporation organized and existing under the laws of Oregon, having an office at 4849 Pitchford Avenue, Eugene, Oregon 97402, and its Affiliates (hereinafter collectively, "MProbes"), on behalf of each of them and their Affiliates (as the term is hereinafter defined).

WITNESSETH:

        WHEREAS, Immunicon possesses skills in manufacturing and labeling magnetic particles for various uses and MProbes possesses skills in manufacturing and marketing detection technology for various uses; and

        WHEREAS, each party wishes to cooperate in the development, manufacturing, marketing and sales of products incorporating such magnetic particles for life science applications in the magnetic separation and fluorescent detection markets; and

        WHEREAS, MProbes wishes to receive from Immunicon, and Immunicon wishes to supply MProbes, under the terms and conditions of this Agreement, various Magnetic Separation Materials (as hereinafter defined), for incorporation by MProbes into Licensed MP Products (as hereinafter defined) intended to be sold solely for life science applications that do not require formal governmental regulatory approval prior to sale; and

        WHEREAS, in order to accomplish the foregoing, Immunicon is willing to grant to MProbes, under the terms and conditions of this Agreement, certain limited rights under Immunicon's proprietary technology relating to magnetic particle separation, with respect to such life science applications of Licensed MP Products;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINITIONS.

        Certain terms are used in this Agreement as specifically defined herein. In addition:

          1.1   "Affiliate" when used with respect to either Party, means any corporation, association, partnership, joint venture, trust, organization, or other business entity or subdivision thereof that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Party.

          1.2   "Effective Date" means November 1, 2000.

          1.3   "IC Hardware" means IC Magnets and other products, other than reagents, that are supplied by Immunicon to MProbes hereunder for use in conjunction with the Magnetic Separation Materials; IC Hardware supplied under this Agreement is listed in Appendix A.

          1.4   "IC Magnets" means proprietary magnets that are supplied by Immunicon to MProbes hereunder for use in conjunction with Magnetic Separation Materials.

          1.5   "IC Technology" means Immunicon's patents and patent applications ("IC Patents") and other proprietary information and know-how relating to cell analysis technology and Magnetic Separation Materials, which is directly relevant to the production, promotion, marketing and sale of Licensed MP Products, and which is provided to MProbes by Immunicon pursuant to this Agreement. IC Patents relevant to this Agreement are listed in Appendix D.

          1.6   "IC Trademark" means any trademarks authorized by Immunicon to be used by MProbes in connection with Licensed MP Products during the term of this Agreement; IC Trademarks authorized for use under this Agreement are listed in Appendix A.

          1.7   "Licensed MP Products" means the authorized products listed in Appendix C and packaged, marketed and sold by MProbes hereunder that incorporate Magnetic Separation Materials.

          1.8   "Licensed Use" means use of Licensed MP Products in any life science application only by the end-user, provided that such life science application is not a Regulated Use. For purposes of this Agreement, "Regulated Use" means any use that occurs in a clinical or diagnostic laboratory environment, and the use or the results thereof are subject to regulation or control by any governmental body or regulating authority. Licensed Use expressly excludes, by way of example but not limitation, any human and veterinary in vivo or in vitro diagnostic application such as screening, diagnosis, staging or monitoring of disease; any in vivo imaging; any therapeutic use; and any use approved by, or for which approval could or must be sought, from the US Food and Drug Administration or from any comparable agency in any country other than the US.

          1.9   "Magnetic Separation Materials" means the specific magnetic reagents listed in Appendix A (e.g. [**]) that will be supplied by Immunicon for use by MProbes according to the terms of this Agreement.

          1.10 "Net Sales" means the actual price (including quantity or distributor discounts) at which the transfer of the Licensed MP Product to the customer is made, net of any separately invoiced shipping charges, taxes, or government fees on the transfer of such Licensed MP Product; and net of any royalties up to [**] of the sale price of the Licensed MP Product and payable to third parties that is necessary for the manufacture, use, or sale of the Licensed MP Product, provided that, for the purposes of defining net sales, payments to third parties for the supply of products or their components are not considered royalties.

          1.11 "Territory" means all countries of the world.

        2.    TERM AND TERMINATION.

          2.1   This Agreement shall commence on the Effective Date, and continue for the life of the relevant IC Patents, unless one of the termination options identified in this Article 2 applies.

          2.2    Termination by Mutual Consent.    This Agreement shall terminate upon the mutual written agreement of the parties.

  **  Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

          2.3    Termination by Immunicon with Termination Fee.    This Agreement shall terminate upon notice by Immunicon of the intended termination date, delivered in accordance with Article 13 thereof, where such notice is given at least twelve months after the Effective Date of the license, and at least twelve months prior to such intended termination date, and Immunicon pays MProbes a $150,000 termination fee.

          2.4    Termination by MProbes.    This Agreement shall terminate upon notice by MProbes of the intended termination date, delivered in accordance with Article 16 hereof, where such notice is given at least ninety days prior to such intended termination date.

          2.5    Termination for Financial Difficulties.    Either party shall have the right to terminate this Agreement upon thirty (30) days notice to the other party, if such other party becomes involved in financial difficulties as evidenced:

            a)    by such other party's commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such a voluntary case; or

            b)    by such other party's failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within sixty (60) days after initiation of such action or petition; or

            c)     by such other party's seeking relief as a debtor under any applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by consenting to or acquiescing in such relief; or

            d)    by the entry of an order by a court of competent jurisdiction finding such other party to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization, or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property or assets; or

            e)    by such other party making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

          2.6    Termination for Material Breach.    If either party breaches or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within sixty (60) days after the giving of notice by the other party specifying such breach or default, the non-defaulting party shall have the right to terminate this Agreement, effective with ten (10) days further notice to the defaulting party. The failure by a party to exercise its right to terminate this Agreement pursuant to this Section 2.6 in the event of any occurrence giving rise thereto shall not constitute waiver of its rights in the event of any subsequent occurrence.

          2.7   Following the expiration of the relevant IC Patents, Immunicon grants MProbes a right of first negotiation to continue the sale and distribution of IC Magnets and conjugates of IC BSA Ferrofluids and kits containing such conjugates, for life science applications other than for Regulated Use.

          2.8   Immunicon also grants MProbes a right of first negotiation on IC Technology for life science applications other than for Regulated Use, in the event that Immunicon decides to focus its efforts exclusively in the area of Regulated Use and discontinue its efforts in all other applications.

          2.9   Except as otherwise provided in this Agreement, upon any expiration or termination of this Agreement:

            a)    All rights, privileges and licenses granted hereunder shall immediately terminate and revert to Immunicon, and MProbes shall not thereafter make any use whatsoever of any Magnetic Separation Materials, IC Technology or IC Trademarks, and shall not further market, sell, or distribute any Licensed MP Products;

            b)    MProbes shall promptly return or provide to Immunicon, upon the request of Immunicon, all IC Technology and other confidential information disclosed by Immunicon and existing in tangible form regarding Licensed MP Products, except that MProbes may keep an archival copy of such confidential information of Immunicon in the legal department of MProbes to verify its obligations under this Agreement;

            c)     MProbes shall promptly destroy or transfer to Immunicon, at Immunicon's election, all marketing, labeling, or advertising materials relating to Licensed MP Products or IC Trademarks; and

            d)    MProbes shall pay to Immunicon, within thirty (30) days following such expiration or termination, all amounts due to Immunicon pursuant to the terms and conditions of this Agreement.

          2.10 The provisions of Articles 1, 10, 11, 14, 15 and Section 2.9 hereof shall survive any expiration or termination of this Agreement, together with any other express right, obligation or duty of the parties which by its nature would survive.

        3.    RIGHTS GRANTED MPROBES WITH RESPECT TO MAGNETIC SEPARATION MATERIALS.

          3.1   MProbes shall, while this Agreement is in effect, have the non-exclusive limited right and license, without the right to sublicense:

            a)    to incorporate, or have incorporated, Magnetic Separation Materials supplied by Immunicon hereunder into Licensed MP Products;

            b)    to sell or have sold Licensed MP Products or IC Hardware, solely for the Licensed Use in the Territory, either directly to end-users or through MProbes' standard distribution channels, where the Licensed MP Products or IC Hardware are sold as packaged by MProbes (with MProbes' standard packaging) and are not repackaged, derivatized, or incorporated into another product by a third party before transfer to the ultimate consumer; and

            c)     to use or have used the IC Trademarks and IC Technology in the Territory solely in connection with the marketing, selling and distributing of Licensed MP Products and/or IC Hardware, and solely for the Licensed Use in the Territory.

          3.2   No other rights or licenses are granted hereunder, it being expressly understood and agreed, by way of example but not limitation, that no right or license is granted to MProbes hereunder to research, develop, reproduce, copy or reverse engineer Magnetic Separation Materials, to make or have made any Magnetic Separation Materials, to otherwise use or sell Magnetic Separation Materials or Licensed MP Products or IC Hardware except as permitted herein, or to directly or indirectly develop, produce, market, promote, encourage use of, exploit, offer for sale, sell or have sold, distribute or have distributed, or otherwise dispose of, Licensed MP Products or IC Hardware in the Territory for any use other than the Licensed Use.

          3.3   While this Agreement is in effect, Immunicon shall, by way of example and not by way of limitation, have and retain the rights to develop, make, have made, market, sell, distribute and use any Magnetic Separation Materials or Licensed MP Products; and to conduct any research and development or testing activity with respect to Magnetic Separation Materials or Licensed MP Products. Immunicon shall, in addition, retain the right to sell Magnetic Separation Materials to any third party that approaches Immunicon with respect to purchasing Magnetic Separation Materials before approaching MProbes and independently of marketing efforts of MProbes, regardless of the end use of such Magnetic Separation Materials by such third party, including without limitation the use thereof in or in connection with Licensed MP Products within the scope of the Licensed Use.

          3.4   The rights retained by Immunicon pursuant to paragraph 3.3 notwithstanding, however, nothing in this Agreement grants Immunicon any rights to develop, make, have made, sell, distribute, or use any proprietary materials or methods or other intellectual property right of MProbes, whether or not protected by patent, trademark or copyright, unless agreed in writing beforehand between the parties.

          3.5   If, during the term of this Agreement, Immunicon desires to grant rights to MProbes with respect to new Licensed MP Products to be marketed and sold by MProbes within the scope of the Licensed Use as herein defined, the parties shall consider a separate written definitive agreement, or an appropriate amendment to this Agreement, as determined by MProbes and Immunicon through good faith negotiations.

        4.    MARKETING OF LICENSED MP PRODUCTS.

          4.1   MProbes shall in good faith make reasonable commercial efforts and make reasonable expenditures to diligently market and promote sales of Licensed MP Products for the Licensed Use in the Territory. MProbes' good faith efforts and expenditures will be at least comparable to MProbes' efforts and expenditures for other MProbes' products.

          4.2   MProbes shall provide Immunicon with information about any proposed Licensed MP Products to be marketed and promoted for sale by MProbes as a catalog item, at least sixty (60) days prior to the first commercialization of such proposed Licensed MP Products.

          4.3   MProbes shall cause to have placed on all Licensed MP Products or IC Hardware produced, marketed or sold hereunder, or on the accompanying product literature, a suitable and clearly legible legend that clearly restricts such Licensed MP Products and IC Hardware to the Licensed Use, such legend to be in content and language(s) appropriate to the particular country or countries where such Licensed MP Products and IC Hardware are produced, marketed and/or sold and in conformance with all applicable governmental regulatory requirements. Such legend should include, by way of example but not limitation, the phrase "This product is licensed solely for use in life science applications that are not clinical diagnostic or therapeutic applications" or substantially equivalent language, indicating appropriate restrictions on use of Licensed MP Products and IC Hardware in accordance with the rights granted MProbes hereunder, and in accordance with US Food and Drug Administration labeling requirements for products that are not approved for use in diagnostic applications.

          4.4   MProbes shall provide a copy of the initial versions of labels and product literature for Licensed MP Products and IC Hardware to Immunicon for review and approval as to compliance with the requirements of paragraphs 4.3 and 6.2, at least ten (10) days prior to distribution, sale or release of the associated Licensed MP Product or IC Hardware to the market.

          4.5   MProbes hereby recognizes and acknowledges that because of the legal and regulatory requirements concerning certain uses of Magnetic Separation Materials, IC Technology and Licensed MP Products, there exists the legitimate interest of Immunicon in assuring that the foregoing are not used in inappropriate and impermissible ways. Accordingly, in addition to the marketing requirements of paragraph 4.3 above, MProbes shall use reasonable commercial efforts to monitor its customers and end users of Licensed MP Products sold hereunder to assure compliance with the Licensed Use hereunder, and shall promptly inform Immunicon in writing of any use by any such customer or end user of which it becomes aware which is not in accordance with the Licensed Use.

          4.6   MProbes shall maintain a bibliography of scientific research publications relating to technical advances in and useful modifications of Licensed MP Products and Licensed Uses thereof that shall come to its knowledge. Immunicon shall from time to time furnish MProbes with IC Technology as and to the extent Immunicon reasonably determines is necessary to assist MProbes in such efforts. Management reviews shall be held quarterly, or at intervals mutually agreed between the parties, to review goals, status of marketing and sales activities with respect to Licensed MP Products, customers and new developments for the Licensed MP Products.

        5.    PURCHASE OF MAGNETIC SEPARATION MATERIALS AND IC HARDWARE.

          5.1   During the term of the Agreement, and subject to all the terms and conditions hereof, Immunicon shall sell Magnetic Separation Materials to MProbes for use and/or incorporation in Licensed MP Products in the Territory in such quantities as Immunicon is capable of supplying and MProbes may require, expressly subject to the pricing provisions of Article 7 hereof, and MProbes shall purchase such Magnetic Separation Materials exclusively from Immunicon. While this Agreement is in effect and except as provided in Article 11. MProbes shall not, without Immunicon's prior written consent, sell any other magnetic particle separation product or substance substantially capable of being used, or incorporated into Licensed MP Products, in a similar manner to Magnetic Separation Materials. For the purposes of this paragraph 5.1, in a "similar manner" means use or incorporation into a product for which Magnetic Separation Materials are technically and commercially suitable, but does not cover use or incorporation into a product for which Magnetic Separation Materials are not technically or commercially suitable, and for which MProbes may therefore sell any other magnetic particle separation product or substance without the prior written consent of Immunicon.

          5.2   The Magnetic Separation Materials and IC Hardware to be supplied and sold by Immunicon and purchased by MProbes hereunder shall conform to the specifications for same as set forth in Appendix A, which may be amended from time to time by the parties in writing.

          5.3   Upon receipt by Immunicon of a purchase order or equivalent document for Magnetic Separation Materials or IC Hardware from MProbes, Immunicon shall use reasonable commercial efforts to meet the schedule for delivery requested by MProbes in such document. For each item listed in Appendix A, there is established a commercially reasonable and economical delivery schedule, and Immunicon shall have no obligation to manufacture or supply Magnetic Separation Materials or IC Hardware to MProbes in advance of such delivery schedule. Immunicon shall notify MProbes just prior to the shipment of an order.

          5.4   Except as otherwise mutually agreed, Immunicon shall ship Magnetic Separation Materials and IC Hardware to MProbes FCA common carrier (INCOTERMS 2000) from the facility in which such items are manufactured or obtained by Immunicon, and title to and risk of loss of such items shall pass to MProbes upon their delivery to a common carrier.

        6    MAINTENANCE OF QUALITY/TRADEMARKS.

          6.1    Quality Standards.    Immunicon shall be responsible for maintaining commercially acceptable quality control standards in all manufacturing relating to the Magnetic Separation Materials and IC Hardware that it supplies to MProbes hereunder.

          6.2    Use of IC Trademarks.    The IC Trademarks shall be solely owned by Immunicon. MProbes agrees to use the IC Trademarks solely in connection with the Licensed MP Products as indicated in Appendix A and in accordance with trademark standards set by Immunicon, and to avoid taking any action that would in any manner impair or detract from the value of the IC Trademarks or the goodwill and reputation of Immunicon. MProbes hereby acknowledges Immunicon's sole ownership of the IC Trademarks and related goodwill. MProbes agrees to provide a copy of the use of such IC Trademarks to Immunicon for review, pursuant to paragraph 4.4 above.

        7.    CONSIDERATION/PRICING.

          7.1   MProbes shall compensate Immunicon for the supply of Magnetic Separation Materials and IC Hardware according to the pricing schedule in Appendix B.

          7.2   In additional consideration of the rights granted to MProbes hereunder, MProbes shall pay to Immunicon certain percentages of the Net Sales received by MProbes from sales of Licensed MP Products, on a product-by-product basis while this Agreement is in effect, and other applicable fees, according to the schedule set forth in Appendix C attached hereto.

          7.3   Such payments of percentages of Net Sales due Immunicon hereunder shall be accounted for and paid to Immunicon within thirty (30) days following the close of the accounting period for each quarter during the term of this Agreement.

        8.    FORECASTS: ORDERS AND DELIVERIES.

          8.1   MProbes shall deliver to Immunicon, within one year after the Effective Date, MProbes' forecast for its requirements of Magnetic Separation Materials for Licensed MP Products for the remainder of 2001. Thereafter, at least sixty (60) days prior to the start of the next and each succeeding calendar quarter during the term of the Agreement, MProbes shall provide Immunicon with its non-binding best estimate of its requirements for Magnetic Separation Materials and IC Hardware for the next succeeding three (3) calendar quarters. Immunicon shall not ship the forecasted items to MProbes, however, until MProbes places an order.

          8.2   It is the intent of the parties that MProbes and Immunicon shall cooperate with each other with respect to changes in their requirements and capacity so that each party may use reasonable commercial efforts to efficiently accommodate the needs of the other. Accordingly, in addition to the forecasts of quarterly requirements required by Section 8.1, MProbes shall discuss with Immunicon any dramatic changes in its requirements, and Immunicon shall use reasonable commercial efforts, consistent with its then current capacity, to accommodate such dramatic changes within the next two (2) calendar quarters. In no event shall this Agreement be deemed to be breached or subject to termination if MProbes' requirements hereunder should be reduced to zero from time to time, or if Immunicon shall fail to supply all of MProbes' requirements of Magnetic Separation Materials from time to time.

        9.    ACCESS TO BOOKS AND RECORDS.

          9.1   From time to time during the term of this Agreement, but not more frequently than two (2) times per year, MProbes shall upon reasonable notice from Immunicon afford reasonable access to its offices to independent public accountants of Immunicon or other appropriate agents of Immunicon and permit such accountants or agents to inspect MProbes' information, books and records, subject to appropriate assurances of confidentiality, to verify manufacturing and sales of Licensed MP Products, Net Sales, and the accuracy and completeness of the financial and other information related to the fulfillment by MProbes of its obligations hereunder.

        10.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

          10.1   Immunicon's Representations, Warranties, and Covenants Immunicon hereby represents, warrants, and covenants the following:

            a)    Immunicon is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers, and authorities herein granted.

            b)    The execution, delivery and performance of this Agreement do not conflict with, violate, or breach any agreement to which Immunicon is a party, or Immunicon's articles of incorporation or bylaws.

            c)     This Agreement has been duly executed and delivered by Immunicon and is a legal, valid and binding obligation enforceable against Immunicon in accordance with its terms.

            d)    Immunicon shall comply with all applicable laws, consent decrees, and regulations of any federal, state, or other governmental authority.

            e)    To the best of Immunicon's knowledge and belief as of the Effective Date of this Agreement, there are no issued or pending patent or trademark applications of a third party that would prevent MProbes from using or selling Licensed MP Products in the Territory for the Licensed Use.

          10.2   Immunicon hereby covenants that it shall neither sue nor otherwise attempt to enforce against MProbes any patents or other proprietary rights which Immunicon now holds, or which Immunicon may acquire or develop hereafter to restrict MProbes from using Magnetic Separation Materials supplied by Immunicon for the making, having made, selling, using or importing of Licensed MP Products for the Licensed Use under the terms of this Agreement for so long as such Magnetic Separation Materials and Licensed MP Products shall remain subject to the terms of this Agreement.

          10.3   Immunicon shall warrant the IC Hardware sold by MProbes to the same extent that it warrants the same items when such items are sold by Immunicon.

          10.4    MProbes' Representations. Warranties. and Covenants    MProbes hereby represents, warrants, and covenants the following:

            a)    MProbes is a corporation duly organized, existing and in good standing under the laws of Oregon, with full right, power, and authority to enter into and perform this Agreement and to grant all of the rights, powers, and authorities herein granted.

            b)    The execution, delivery, and performance of this Agreement do not conflict with, violate, or breach any agreement to which MProbes is a party, or MProbes' articles of incorporation or bylaws.

            c)     This Agreement has been duly executed and delivered by MProbes and is a legal, valid, and binding obligation enforceable against MProbes in accordance with its terms.

            d)    MProbes shall comply with all applicable laws, consent decrees, and regulations of any federal, state, or other governmental authority.

          10.5   MProbes has had the full opportunity to have this Agreement reviewed and approved by its own legal counsel and other advisors, is entering into this Agreement having made its own independent assessment and judgment concerning the business opportunity and legal rights and obligations under this Agreement and the terms and conditions hereof, and has not been induced to enter into this Agreement in any way or by any promise not expressly set forth herein.

          10.6   Immunicon shall indemnify, defend, and hold harmless MProbes from any and all damages, cost, expenses, suits, claims and judgments (including reasonable attorney's fees and costs) arising from the conduct of Immunicon or its officers or employees or arising from the production or sales of Magnetic Separation Materials or IC Hardware by Immunicon to MProbes, except for any claims, liability, damages, loss of expense caused by MProbes' breach of the warranties herein.

          10.7   MProbes shall indemnify, defend, and hold harmless Immunicon from any and all damages, cost, expenses, suits, claims and judgments (including reasonable attorney's fees and costs) arising from the conduct of MProbes or its officers or employees or arising from the production, use or sales of Licensed MP Products by MProbes, except for any claims, liability, damages, loss, cost, or expense caused by Immunicon's breach of the warranties herein.

          10.8    Indemnification Procedure.    In the event of any claim under this Article 10, the party claiming the right to indemnity (the "Claimant") shall promptly notify the indemnifying party (the "Indemnitor") of such claim. Thereafter:

            a)    The Indemnitor will undertake the defense thereof by representatives of Indemnitor's own choosing reasonably satisfactory to Claimant. Claimant may, at its sole option and expense, elect to participate in such defense, but the Indemnitor shall assume the direction and control of such defense. The Claimant shall, at its expense, assist in and cooperate with the Indemnitor and its agents and insurers in the defense of such claims.

            b)    If Indemnitor, within a reasonable time after notice of any such claim, fails to defend, Claimant will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim for the account of Indemnitor, subject to the fight of Indemnitor to assume the defense of such claim with counsel reasonably satisfactory to Claimant at any time prior to settlement, compromise or final determination thereof.

            c)     Anything in this Article 10 to the contrary notwithstanding. Indemnitor shall not, without Claimant's prior written consent, settle or compromise any claim or consent to entry of any judgment with respect to any claim for anything other than money damages paid by Indemnitor which would have any adverse effect on Claimant, Indemnitor may, without Claimant's prior written consent, settle or compromise any claim or consent to entry of any judgment with respect to any claim which requires solely money damages paid by Indemnitor and which includes as an unconditional term thereof the release of Claimant by the plaintiff from all liability in respect of such claim.

          10.9    Rejection and Return.    If any of the Magnetic Separation Materials or IC Hardware supplied by Immunicon hereunder breaches any warranty herein, MProbes shall promptly notify Immunicon of such breach and may reject such Magnetic Separation Materials or IC Hardware within ninety (90) days after such breach should have reasonably been discovered and return such Magnetic Separation Materials or IC Hardware, if applicable, to Immunicon at Immunicon's expense.

        11.    FORCE MAJEURE.

          11.1   Neither party hereto shall be considered in default in the performance of its obligations hereunder to the extent that the performance thereof is prevented or delayed by strikes, labor difficulties, war (declared or undeclared), act of God or the public enemy, rebellions, civil strife, riots, interference by civil or military authorities, compliance with governmental laws, or rules and regulations or any other cause which is beyond the control of such party; provided, however, that the party whose performance is prevented from due performance hereunder by the force majeure shall use its reasonable efforts to remove the disability and recommence due performance hereunder at the earliest reasonable time.

          11.2   On the happening of an event of force majeure, the party forced by the event of force majeure to suspend performance (the "Suspending Party") shall promptly advise the other party (the "Recipient Party") of the event of force majeure, the cause thereof and, to the extent reasonably possible its best estimate of the duration of the suspension (the "Failure Period"). The notice described in this paragraph shall hereinafter be referred to as the "Suspension Notice."

          11.3   If a failure of performance due to a force majeure occurs and continues for a period in excess of fourteen (14) days, or if a Suspension Notice advises the Recipient Party that a failure of performance will continue for a period in excess of fourteen (14) days, then the Recipient Party may, at its option, contract with any person for an alternate supply of any item or service to which the failure of performance applies. Any such contract shall be referred to hereafter as an "Alternate Source Contract."

          11.4   The Recipient Party shall use all good faith, consistent with sound business practice, to obtain an Alternate Source Contract which will not extend for a period longer than the length of any stated Failure Period; provided, however, no Alternate Source Contract shall extend for a period longer than six (6) months unless consented to in writing by the Suspending Party, or unless the Failure Period described in any Suspension Notice is greater than six (6) months (in which case an Alternate Source Contract may extend for the length of the Failure Period described in the Suspension Notice).

          11.5   If any Failure Period continues for a period in excess of twelve (12) months, or if the Suspension Notice states that the Failure Period will continue for greater than twelve (12) months, the Recipient Party may at its option terminate this Agreement, only with respect to the Licensed MP Products or services subject to such force majeure, by thirty (30) days written notice. If not terminated, however, this Agreement shall remain in full force and effect until this Agreement is terminated by its terms.

        12.    ASSIGNMENT.

          12.1   Except as otherwise expressly provided herein, this Agreement may not be assigned by either party hereto, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any such attempted assignment shall be void and unenforceable; provided, however, that either party may assign its rights and obligations hereunder without the consent of the other party to an Affiliate of such party, or to a successor in interest to substantially all of the stock, equity or assets of such party to which this Agreement relates.

        13.    NOTICES.

          13.1   All notices which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed effective: (i) upon receipt if given in writing and delivered personally; or (ii) five (5) business days after it shall have been deposited in the United States mails, registered or certified mail, postage prepaid; or (iii) one (1) day after it shall have been delivered to an overnight courier service, such as Federal Express, all charges prepaid, addressed as follows:

    If to MProbes, to:

      Molecular Probes, Inc.
      4849 Pitchford Avenue
      Eugene. OR 97402
      Phone: 541.465.8300
      Fax: 541.465.8354
      Attention: Legal Department;
      and

    If to Immunicon, to:

      Edward L. Erickson
      Chairman and Chief Executive Officer
      Immunicon Corporation
      3401 Mason Mill, Suite 100
      Huntingdon Valley, PA 19006
      Phone: 215.830.0777
      Fax: 215.830.0751

    Any of the addresses or addressees set forth in this Article may be changed from time to time by written notice from the party requesting the change.

        14.    CONFIDENTIALITY OF INFORMATION.

          14.1   The parties may wish, from time to time, in connection with this Agreement, to disclose certain of their confidential information to each other. While this Agreement is in effect and for five (5) years thereafter, a party receiving any such confidential information (the "Receiving Party") shall not itself use for any purpose other than for which it was disclosed, and shall prevent the disclosure to third parties of, any and all of such confidential information, provided that the Receiving Party's obligation hereunder shall not apply to information that:

            a)    is already in the Receiving Party's possession at the time of disclosure thereof, as evidenced by its written records;

            b)    is or subsequently becomes part of the public domain through no fault or action of the Receiving Party;

            c)     is subsequently received by the Receiving Party from a third party having no obligation of confidentiality to the party disclosing the confidential information; or

            d)    is disclosed to third parties as required by law or governmental regulation.

          14.2   Paragraph 14.1 notwithstanding, information disclosed by one party to another shall still be deemed confidential information of the party disclosing such information subject to the protection of this Article 14 if such disclosed information is:

            a)    a specific embodiment that is only generally described by information in the public domain or the Receiving Party's possession; or

            b)    a combination that can be pieced together and reconstructed from multiple sources, none of which shows the whole combination of materials, its principle of operation, and method of use.

        15.    CONTRACT INTERPRETATION.

          15.2    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving regard to its choice of law or conflict of laws provisions.

          15.3    Publicity.    Neither party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld. This restriction shall not apply to disclosures required by law or regulation, including as may be required in connection with any filings made with the US Securities and Exchange Commission or by the disclosure policies of a major Stock Exchange.

          15.4    Modification and Amendment.    No supplement, modification or amendment of this Agreement, including the Appendices thereof, shall be binding unless in writing and executed by MProbes and Immunicon.

          15.5    Severability.    To the extent that any provision of this Agreement is found by a court of competent jurisdiction to violate any applicable law or regulation in any jurisdiction, or does so in the opinion of counsel mutually acceptable to both parties, such provision shall be deemed modified only in that jurisdiction and only to the extent necessary to comply with such law or regulation. In such circumstances, the parties agree to negotiate in good faith amendments to this Agreement designed to restore to the parties the economic benefits they held under this Agreement prior to the modification.

          15.6    Counterparts and Headings.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

          15.7    Relationship of the Parties.    The status of Immunicon and MProbes hereunder is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture, or employer/employee relationship between the parties, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

          15.8    Waiver.    No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

          15.9    Patents and Trademarks.    No right or license is granted by either party hereunder, except as expressly stated herein, to use or practice any patent rights of the other party, or to use the name, trademarks or tradenames of the other party. Nothing in this Agreement shall be construed as conferring any right on either party to use or exploit any trade secret or other proprietary right of the other party, except as expressly set forth herein or as may be otherwise separately agreed in writing by the parties.

          15.10    Dispute Resolution.    In the event of any dispute between the parties concerning this Agreement, the parties shall first attempt a resolution thereof by referring the dispute to senior management representatives of each party who shall discuss the matter between them and attempt to reach a reasonable compromise or other disposition of the dispute. In the event such a compromise or disposition cannot be achieved, the dispute shall be referred to Endispute or a similar dispute resolution organization for a decision, in accordance with the rules of dispute resolution proceedings of such organization, resolving the dispute, which decision shall be binding upon the parties.

          15.11    Entire Agreement.    This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings of the parties relating thereto, whether written or oral. Any Appendices referred to in this Agreement are incorporated by reference and made a part of this Agreement. The terms of any purchase order, equivalent document or acknowledgement prepared in connection with this Agreement shall be binding on the parties only to the extent not inconsistent herewith.

        IN WITNESS WHEREOF, the parties hereto have set their hands through their authorized representatives, whereby they evidence their intention to be legally bound.

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	11/15/00	Date:	11/17/00

APPENDIX A: IC HARDWARE AND MAGNETIC SEPARATION MATERIALS, Corresponding IC Trademark, Relevant Specifications, and Delivery Schedule

Item	Corresponding IC Trademark	Relevant Specifications	Delivery Schedule
MAGNETIC SEPARATION MATERIALS: Immunicon's proprietary ferrofluids [**]	[none at this time]	[to be agreed between the parties in writing]	[to be agreed between the parties in writing]
IC HARDWARE: IC Magnets	[none at this time]	[to be agreed between the parties in writing]	[to be agreed between the parties in writing]

Appendix A agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	11/15/00	Date:
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX B: Pricing Schedule, Unit Size, Minimum Order

Item	Unit Size	Minimum Order	Pricing Schedule
MAGNETIC SEPARATION MATERIALS: Immunicon's proprietary ferrofluids [**]	[**]	at least [**] per purchase order, which purchase MProbes might receive from Immunicon in multiple shipments, at MProbes' option	MProbes' base purchase price for the [**] shall be [**], but MProbes shall [**]. The base price shall remain the same during the first twenty-four months after the Effective Date of the Agreement, but may be adjusted once in every twelve-month period thereafter, at Immunicon's option, in accordance with the corresponding change in the producer price index for intermediate materials/other miscellaneous metal products.
IC HARDWARE: IC Magnets	[**]	at least [**] per purchase order, which purchase MProbes might receive from Immunicon in multiple shipments, at MProbes' option
MProbes' purchase price for the current version of IC Magnets would be no greater than [**] for Immunicon's purchase and assembly of IC Magnets, which Immunicon's purchase and assembly of IC Magnets, which purchase price may be adjusted every quarter, as agreed between the parties, to maximize total sales of both IC Magnets and products containing [**].

Appendix B agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	11/15/00	Date:
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX C: LICENSED MP PRODUCTS that MProbes can manufacture and sell, and Corresponding Royalty Payments, Fees and Other Payments

Authorized Products	Royalty Payments	Fees and Other Payments
LICENSED MP
PRODUCTS:

conjugates [**], other than streptavidin conjugates of [**], but including CaptAvidin(1) biotin-binding protein conjugates of [**]; such conjugates of [**] may be sold by MProbes as catalog items or as custom products for the Licensed Use royalty of [**] on Net Sales of conjugates of [**] that are sold as standalone reagents;
for conjugates of [**] that are sold in kits, a royalty on such Net Sales that is the greater of
a) [**]% of such Net Sales of kits, or
	b) [**]% of the price of the equivalent amount (mg) of conjugate if sold separately or, if no such conjugate is sold separately, of the equivalent amount of a comparable conjugate that is sold separately	[**] MProbes purchases of [**] and IC Magnets during the term of the Agreement

(1)
CaptAvidin is MProbes' trademark for biotin-binding protein technology covered by US Patent No. 5,973,124, filed June 13, 1996, issued October 26, 1999 (and any related patents) licensed to MProbes by Baxter Healthcare Corporation.

Appendix C agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	11/15/00	Date:
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX D: Patent Coverage of IC TECHNOLOGY

Item	Patent Coverage
MAGNETIC SEPARATION MATERIALS: Immunicon's proprietary ferrofluids [**]	[**] [**] [**] [**] [**] [**] [**]
IC HARDWARE: IC Magnets	US 5,186,827 Apparatus for magnetic separation featuring external magnetic means US 5,200,084 Apparatus and methods for magnetic separation

Appendix D agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	11/15/00	Date:	11/17/00
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX A: IC HARDWARE AND MAGNETIC SEPARATION MATERIALS, Corresponding IC Trademark, Relevant Specifications, and Delivery Schedule [Amended on June 26, 2001]

Item	Corresponding IC Trademark	Relevant Specifications		Delivery Schedule
MAGNETIC SEPARATION MATERIALS:	[none at this time]
Immunicon's proprietary ferrofluids [**]		Test [**]	Specification [**]	Within 6 weeks of receipt of an order.
		[**]	[**]
		[**]	[**]
Streptavidin Ferrofluid ("IC Streptavidin Ferrofluid")		Test [**]	Specification [**]	Within 6 weeks of receipt of an order.
		[**]	[**]
		[**]	[**]
IC HARDWARE:	[none at this time]
Individual IC Magnets		Visual inspection, underlying product warranted by Immunicon per para. 10.3.		Within 8 weeks of receipt of an order.
—Magnet/Yoke assembly for microscope ("IC Magnet/Yoke Assembly"). Magnet yokes will be provided 1 per box in plastic box with foam insert and with clear lid, with no label. MProbes will label.		Test Inner dimension of chamber cavity:	Specification Width: 1.216-1.220 inches Height: .368-.372 inches	Within 8 weeks of receipt of an order.
		Magnetic qualities:	Magnets must have opposing polarities
		Field strength:	[**]
		Serial Number:	Present, etched on back of yoke.
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

—Sample Chambers and Plugs ("IC Sample Chambers and Plugs"). MProbes supplies labels for individual chambers. Immunicon puts MProbes label on individual chamber and chambers are shrink-wrapped in trays of 10. Plugs are unlabeled and packaged 10 per sealable plastic bag. MProbes will label the outer container with its own label.	Test Pressure Test:	Specification [**]	Within 6 weeks of receipt of an order.
	Visual Appearance:	[**]
	Adhesive Bond:	[**]
	Fit:	[**]
	Serial Number:	[**]

Appendix A, as amended, agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	6/26/01	Date:	6/27/01
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX B: Pricing Schedule, Unit Size, Minimum Order [Amended on June 26, 2001]

Item	Unit Size	Minimum Order	Pricing Schedule
MAGNETIC SEPARATION MATERIALS:
Immunicon's proprietary ferrofluids [**]	[**]	at least [**] per purchase order, which purchase MProbes might receive from Immunicon in multiple shipments, at MProbes' option
MProbes' base purchase price for the [**] be [**], but MProbes shall [**]. The base price shall remain the same during the first twenty-four months after the Effective Date of the Agreement, but may be adjusted once in every twelve-month period thereafter, at Immunicon's option, in accordance with the corresponding change in the producer price index for intermediate materials/other miscellaneous metal products.
Streptavidin Ferrofluid ("IC Streptavidin Ferrofluid")	[**]	At least [**] per order
MProbes' base purchase price for the IC Streptavidin Ferrofluid shall be $[**], but if volumes greater than or equal to [**] per year of the Agreement are purchased, MProbes will be [**], against future purchases of IC Streptavidin Ferrofluid. The base price shall remain the same during the first twenty-four months after the Effective Date of the Agreement, but may be adjusted once in every twelve-month period thereafter, at Immunicon's option, in accordance with the corresponding change in the producer price index for intermediate materials/other miscellaneous metal products.
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

IC HARDWARE:
Individual IC Magnets	[**]	at least [**] magnets per purchase order, which purchase MProbes might receive from Immunicon in multiple shipments, at MProbes' option
MProbes' purchase price for the current version of IC Magnets would be no greater than [**] for Immunicon's purchase and assembly of IC Magnets, which purchase price may be adjusted every quarter, as agreed between the parties, to maximize total sales of both IC Magnets and products containing IC BSA Ferrofluids.
—Magnet/Yoke assembly for microscope ("IC Magnet/Yoke Assembly")	[**]	[**]	[**]
—Sample Chambers and Plugs ("IC Sample Chambers and Plugs")	Bulk packaged—[**] labels supplied by MProbes applied to each Unit.	[**]	[**]

Appendix B, as amended, agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	6/26/01	Date:	6/27/01
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

APPENDIX C: LICENSED MP PRODUCTS that MProbes can manufacture and sell, and Corresponding Royalty Payments, Fees and Other Payments [Amended on June 26, 2001]

Authorized Products	Royalty Payments	Fees and Other Payments
LICENSED MP
PRODUCTS:

conjugates of [**], which for royalty purposes hereunder shall include, without limitation, IC Strepavidin Ferrofluid and streptavidin conjugates of [**], but and including CaptAvidin(1) biotin-binding protein conjugates of [**]; such conjugates of [**] may be sold by MProbes as catalog items or as custom products for the Licensed Use royalty of [**] on Net Sales of conjugates of [**] that are sold as standalone reagents;
for conjugates of [**] that are sold in kits, a royalty on such Net Sales that is the greater of
a) [**]% of such Net Sales of kits, or
	b) [**]% of the price of the equivalent amount (mg) of conjugate if sold separately or, if no such conjugate is sold separately, of the equivalent amount of a comparable conjugate that is sold separately	[**] MProbes' purchases of [**] and IC Magnets during the term of the Agreement

(1)
CaptAvidin is MProbes' trademark for biotin-binding protein technology covered by US Patent No. 5,973,124, filed June 13, 1996, issued October 26, 1999 (and any related patents) licensed to MProbes by Baxter Healthcare Corporation.

Appendix C, as amended, agreed to and accepted by:

Molecular Probes, Inc.		Immunicon Corporation
By:	/s/ RICHARD P. HAUGLAND	By:	/s/ EDWARD L. ERICKSON
Name:	Richard P. Haugland, Ph.D.	Name:	Edward L. Erickson
Title:	President	Title:	Chairman, President and CEO
Date:	6/26/01	Date:	6/27/01

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

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NON-EXCLUSIVE LICENSE and SUPPLY AGREEMENT between IMMUNICON CORPORATION and MOLECULAR PROBES, INC.